UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2016 (April 1, 2016)

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, 10th Floor Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

The following descriptions are summaries only, are not complete and are qualified in their entirety by reference to the full text of the Exhibits filed herewith, which are incorporated herein by reference.

Second Amended and Restated Term Loan Credit Agreement

On April 1, 2016, Rentech Nitrogen Holdings, Inc. (“RNHI”), an indirect wholly-owned subsidiary of Rentech, Inc. (the “Company”), entered into a Second  Amended and Restated Term Loan Credit Agreement (the “Credit Agreement”) among RNHI, certain funds managed by or affiliated with GSO Capital Partners LP, as lenders, and Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “Agent”) and repaid approximately $42 million of term debt in exchange for approximately 5.4 million common units (“CVR Common Units”) of CVR Partners, LP (“CVR”). The Credit Agreement consists of a $53,250,000 term loan facility, which matures on April 9, 2019.

The loans are part of a single tranche of term loans made up of (i) $45 million of tranche B loans borrowed under the prior credit agreement and maintained and continued under the Credit Agreement and (ii) $8.25 million of tranche A loans borrowed under the prior credit agreement and rolled over into the tranche B loans at the closing of the Credit Agreement (collectively, the “Loans”).   The Loans under the Credit Agreement bear interest at a rate equal to the greater of (i) LIBOR plus 7.00% and (ii) 8.00% per annum.

RNHI’s obligations under the Credit Agreement are guaranteed by the Company and the Company’s direct and indirect subsidiaries other than certain excluded subsidiaries (such subsidiaries guaranteeing obligations under the Credit Agreement, the “Subsidiary Guarantors,” and together with the Company and RNHI, the “Loan Parties”). On April 1, 2016, the Company and the Subsidiary Guarantors entered into a Second Amended and Restated Guaranty Agreement (the “Guaranty Agreement”) in favor of the Agent. The Guaranty Agreement contains customary affirmative and negative covenants for the Company, the Subsidiary Guarantors and their respective subsidiaries, including, among others, certain reporting requirements to the Agent, payment of material obligations, compliance with laws, use of proceeds and limitations on the incurrence of indebtedness and liens, the sale of assets and the making of restricted payments by the Company and the Subsidiary Guarantors. Furthermore, the obligations under the Credit Agreement and the guarantees are secured by a lien on substantially all of the Loan Parties’ tangible and intangible property, and by a pledge of all of the shares of stock and limited liability company interests owned by the Loan Parties, of which the Loan Parties now own or later acquire more than a 50% interest, subject to certain exceptions.

The Credit Agreement contains customary affirmative and negative covenants and events of default relating to the Loan Parties. The covenants and events of default include, among other things, a provision with respect to a change of control and limitations on the incurrence of indebtedness and liens, the sale of assets, and the making of restricted payments by the Loan Parties. In addition, upon the occurrence of an initial public offering of the wood pellets or wood fibre operations of the Company, the Company must make an offer to prepay the entire outstanding principal amount of the facility.

The obligations of RNHI under the Credit Agreement are also secured by 7,179,996 CVR Common Units owned by RNHI.

Preferred Equity Exchange and Discharge Agreement

On April 1, 2016, the Company and DSHC, LLC, a wholly owned subsidiary of  the Company (“DSHC”), entered into the Preferred Equity Exchange and Discharge Agreement (the “Exchange Agreement”) with certain funds managed by or affiliated with GSO Capital Partners LP (the “GSO Funds”) and GSO Capital Partners LP, as the Holders’ Representative under the Exchange Agreement, pursuant to which the Company acquired and cancelled all 100,000 shares of the Company’s Series E Convertible Preferred Stock, par value $10.00 per share (the “Preferred Shares”), from the GSO Funds in exchange for approximately 11.6 million CVR Common Units, $10.0 million in cash and the payment of all unpaid accrued and accumulated dividends on the Preferred Shares through April 1, 2016.  In connection with the closing of the Exchange Agreement:

•	the parties terminated various provisions of the Subscription Agreement, dated as of April 9, 2014, by and among the Company, the GSO Funds and the Holders’ Representative, as amended; and
•

the parties terminated (a) each of the Amended and Restated Put Option Agreements, dated as of February 12, 2015, by and between a GSO Fund and DSHC, (b) the Amended and Restated Pledge Agreement, dated February 12, 2015, by and among DSHC, Credit Suisse AG, Cayman Islands Branch, and the GSO Funds, (c) the Collateral Account Control Agreement, dated April 15, 2014, among DSHC, Credit Suisse AG, Cayman Islands Branch, and The Bank of New York Mellon, and (d) the Amended and Restated Registration Rights Agreement, dated February 12, 2015, by and among the Company, the Holders and the Holders’ Representative.

For further descriptions of the documents (or provisions thereof) that have been terminated as described above, please see the Current Reports on Form 8-K filed by the Company on April 11, 2014 and February 12, 2015.

GSO Funds Letter Agreement

On April 4, 2016, the Company, DSHC and RNHI entered into a letter agreement (the “Letter Agreement”) with certain GSO Funds and the Holders’ Representative.  The Letter Agreement, provides for, among other things, the following:

•

for so long as any GSO Fund holds any CVR Common Units, the Company agrees to provide to GSO Capital Partners the following board designation rights with respect to the board of directors of the general partner of CVR (the “CVR Board”):

•

to the extent the Company, DSHC and/or RNHI, individually or collectively, has the right to designate two directors to the CVR Board under the Transaction Agreement, dated as of August 9, 2015 by and among CVR, Coffeyville Resources, LLC, the Company, DSHC and RNHI (the “Transaction Agreement”), the Company, DSHC and RNHI agree to permit GSO Capital Partners LP to name one of the two director designees; and

•

to the extent the Company, DSHC and/or RNHI, individually or collectively, has the right to designate only one director to the CVR Board under the Transaction Agreement, the Company, DSHC and RNHI agree to permit GSO Capital Partners LP to name such designee to the extent, and so long as, the GSO Funds hold more CVR Common Units than the Company, DSHC and RNHI, collectively.

•

RNHI and DSHC assigned to the GSO Funds certain of the registration rights relating to the CVR Common Units under the Registration Rights Agreement, dated as of August 9, 2015 by and among the CVR, Coffeyville Resources, LLC, DSHC and RNHI (the “Registration Rights Agreement”).

For further descriptions of the Transaction Agreement and Registration Rights Agreement referenced above, please see the Current Report on Form 8-K filed by the Company on August 13, 2015.

Item 1.02. Termination of a Material Definitive Agreement.

To the extent applicable, the information in Item 1.01 under the heading “Preferred Equity Exchange and Discharge Agreement” regarding termination of certain material agreements of the Company and/or its subsidiaries is incorporated into this Item 1.02 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 1, 2016, Rentech Nitrogen Partners, L.P., a majority owned subsidiary of the Company prior to the Merger (as defined below), and now known as East Dubuque Nitrogen Partners, L.P. (the “Partnership”), completed the previously announced transactions contemplated by the Agreement and Plan of Merger, dated as of August 9, 2015 (the “Merger Agreement”), by and among the Partnership, CVR, Lux Merger Sub 1 LLC, a wholly owned subsidiary of CVR (“Merger Sub 1”), Lux Merger Sub 2 LLC, a wholly owned subsidiary of CVR (“Merger Sub 2”), and East Dubuque Nitrogen GP, LLC (formerly known as Rentech Nitrogen GP, LLC), the general partner of the Partnership (the “Partnership GP”). Pursuant to the terms and conditions set forth in the Merger Agreement, (i) Merger Sub 1 merged with and into the Partnership GP, with the Partnership GP continuing as the surviving entity as a wholly owned subsidiary of CVR, and (ii) Merger Sub 2 merged with and into the Partnership, with the Partnership continuing as the surviving entity as a subsidiary of CVR (collectively, the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding common unit representing a limited partner interest in the Partnership (each, a “Partnership Common Unit”), other than certain Partnership Common Units held by affiliates of CVR, was converted into the right to receive (1) 1.04 CVR Common Units and (2) $2.57 in cash, without interest (collectively, the “Merger Consideration”). Phantom units granted and outstanding under the Partnership’s equity plans and held by employees who will continue in the employment of a CVR-affiliated entity were cancelled and replaced with new incentive awards of substantially equivalent value and on similar terms. Each phantom unit granted and outstanding and held by (x) employees who will not continue in employment of a CVR-affiliated entity or (y) directors of the Partnership GP vested in full and were converted into the right to receive the Merger Consideration. Pursuant to the Merger Agreement, the Partnership Common Units held of record by an affiliate of CVR and specified in writing by CVR remained outstanding as Partnership Common Units following the Effective Time.

For a further description of the Merger Agreement, please see the Current Report on Form 8-K filed by the Company on August 13, 2015.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 under the heading “Second Amended and Restated Term Loan Credit Agreement” is incorporated into this Item 2.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2016, Mr. Patrick Fleury resigned from the Company’s Board of Directors (the “Board”) in connection with the closing of the Exchange Agreement and the Company’s repurchase of the Preferred Shares.  Mr. Fleury also served as Chairman of the Finance Committee of the Board.

On April 1, 2016, Mr. Bruce Gonzalez, Vice President and Corporate Controller of the Company, notified the Company that effective April 8, 2016 he will depart from the Company.  Mr. Gonzalez also served as the Company’s principal accounting officer.

Mr. Bill Regan was appointed as Vice President and Corporate Controller of the Company effective April 8, 2016. Mr. Regan will also serve as the Company’s principal accounting officer.  Certain provisions of Mr. Regan’s compensation arrangements were modified in connection with his appointment to: (i) adjust his base salary to $200,000, (ii) adjust his target bonus to 30% of his base salary, (iii) provide for a minimum target bonus of $70,000 for 2016 so long as Mr. Regan stays employed with the Company through December 31, 2016 or is terminated without cause prior to December 31, 2016 and (iv) provide for a $70,000 bonus if certain Company milestones are met in 2016.

Mr. Regan joined the Company in April 2009 and has served since then as Director of Financial Reporting.  Mr. Regan began his career as an auditor, then a tax senior, with Arthur Andersen & Co., and subsequently held a number of accounting roles with increasing responsibility prior to joining the Company, including Controller positions at National Golf Properties, Inc., Digital Insight Corporation and DTS Digital Cinema, and Chief Financial Officer positions at Weintraub Financial Services, Inc. and Beaufort California, Inc.  Mr. Regan holds a Bachelor’s degree in Business Administration - Accounting from California State Polytechnic University, Pomona and is a Certified Public Accountant (inactive).

Item 9.01. Financial Statements and Exhibits.

The following unaudited pro forma condensed consolidated financial statements are included in this Form 8-K as Exhibit 99.1 and incorporated herein by reference in this Item 9.01:

Unaudited pro forma condensed consolidated financial statements.

(d) Exhibits

10.1	Second Amended and Restated Term Loan Credit Agreement, dated as of April 1, 2016, by and among Rentech Nitrogen Holdings, Inc., the Lenders party thereto, and Credit Suisse AG, Cayman Islands Branch.

10.2	Second Amended and Restated Guaranty Agreement, dated as of April 1, 2015, by the Company in favor of Credit Suisse AG, Cayman Islands Branch.

10.3	Preferred Equity Exchange and Discharge Agreement, dated as of April 1, 2016, by and among the Company, DSHC, the GSO Funds party thereto and GSO Capital Partners LP, as the Holders’ Representative.

10.4	Letter Agreement, dated as of April 1, 2016, by and among the Company, DSHC, RNHI, the GSO Funds party thereto and GSO Capital Partners LP.
99.1	Unaudited pro forma condensed consolidated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: April 7, 2016	By:	/s/ Colin M. Morris
Colin M. Morris
Senior Vice President and General Counsel